UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2005

Atlas Pipeline Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

311 Rouser Road, Moon Township, PA		15108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of
                      Principal Officers.

         On March 17, 2005, Gayle P.W. Jackson and Martin Rudolph were appointed as new members of the Managing Board. Ms. Jackson and Mr. Rudolph were also appointed by the Managing Board to serve on its Audit Committee and Conflicts Committee.

         All other members of the Managing Board continue to serve, except for Murray S. Levin who did not stand for reelection. Mr. Levin has been elected to the Board of Directors of Resource Capital Corp., a real estate investment trust managed by a subsidiary of Resource America.

         On March 17, 2005, the Managing Board appointed Matthew A. Jones as Chief Financial Officer of the general partner of Atlas Pipeline Partners, L.P. Freddie M. Kotek, the former Chief Financial Officer of the general partner, continues to serve as Executive Vice President of Atlas America, Inc. and Chairman and President of Atlas Resources, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

By: ATLAS PIPELINE PARTNERS, GP, LLC
its general partner

Dated: March 22, 2005	/s/ Michael S. Yecies Michael S. Yecies Secretary